UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2014

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Cognizant Technology Solutions Corporation (the “Company”) approved the First Amendment (the “First Amendment”) to the Company’s 2009 Incentive Compensation Plan (the “Plan”) on February 19, 2014, subject to stockholder approval. The First Amendment (a) increases the maximum number of shares for which awards may be made to any one employee, consultant or other independent advisor under the Plan in any single calendar year from 2,000,000 shares to 2,500,000 shares; (b) increases the maximum dollar amount for which awards may be made to any one participant under the Plan in any single calendar year from $3,000,000 to $4,000,000; (c) adds a limit of 50,000 on the maximum number of shares for which awards may be made to any one non-employee member of the Board or the board of directors of the Company’s parent or any of the Company’s subsidiaries under the Plan in any single calendar year; (d) expands the list of performance measures for qualifying awards as performance-based under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (e) clarifies how certain performance criteria under the Plan may be measured. A more extensive discussion of the First Amendment is contained in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 17, 2014. As shown below in Item 5.07 of this Current Report on Form 8-K, stockholders approved the First Amendment at the Company’s Annual Meeting of Stockholders held on June 3, 2014 (the “Annual Meeting”).

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting at the Company’s headquarters on Tuesday, June 3, 2014. At the close of business on April 7, 2014, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were 608,444,973 shares of the Company’s Class A Common Stock outstanding and entitled to vote at the Annual Meeting. A total of 536,522,304 shares of Class A Common Stock were present or represented by proxy at the Annual Meeting, representing approximately 88.2 percent of the Company’s outstanding shares of Class A Common Stock as of the Record Date.

The following are the voting results on the four proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 17, 2014.

At the Annual Meeting, both of the Class II directors were reelected and all other proposals submitted to stockholders were approved.

Proposal 1. Election of Directors

The vote with respect to the election of the Class II directors was as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Michael Patsalos-Fox	495,891,708	2,836,573	1,301,282	36,492,741
Robert E. Weissman	491,345,033	7,383,576	1,300,954	36,492,741

Proposal 2. Approval of First Amendment to 2009 Incentive Compensation Plan

The vote with respect to the approval of the First Amendment to the Company’s 2009 Incentive Compensation Plan was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
484,417,225	14,123,973	1,488,365	36,492,741

Proposal 3. Advisory Vote on Executive Compensation (Say-on-Pay)

The advisory vote on the compensation of the Company’s named executive officers was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
492,193,005	6,317,068	1,519,490	36,492,741

Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
522,924,389	12,135,797	1,462,118	0

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to 2009 Incentive Compensation Plan (effective March 1, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Executive Vice President, Chief Legal and Corporate Affairs Officer

Date: June 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to 2009 Incentive Compensation Plan (effective March 1, 2014)